Exhibit 99.1

The Digital Engagement Company

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Financial Results for Second Quarter and First Six Months of Fiscal 2015

Burlington, Mass., May 14, 2015 – Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its second quarter ended March 31st, 2015.

“We took a hard look at our expenses as an important new iAPPS customer engagement is taking much longer to deploy than expected, due to external factors,” said Thomas Massie, Bridgeline Digital’s President and Chief Executive Officer.  “As a result, we decided to reduce our expenses by approximately $4.5 million on an annual basis, so we can achieve positive Adjusted EBITDA in the coming quarters on what we think is a conservative set of assumptions.    This will provide upside leverage on additional marginal sales success, which we are working to make happen.  We have an outstanding product and excellent customers, and we are very excited about our future.”

Second Quarter Highlights:

●	Revenue for the second quarter of fiscal 2015 was $4.8 million, compared to $5.3 million in the second quarter of fiscal 2014.

●	Revenue from our legacy business decreased 44% in the second quarter of fiscal 2015, compared to the second quarter of fiscal 2014.

●	Subscription and perpetual license revenue increased 4% to $1.4 million in the second quarter of 2015, compared to $1.3 million in the second quarter of fiscal 2014.

●	Recurring revenue was $1.6 million in the second quarter of fiscal 2015, consistent with the second quarter of fiscal 2014.

●	In the second quarter, we entered into a multi-year agreement for $1.8 million for a national franchise to launch and power its eCommerce presence on the iAPPSds platform.

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In the second quarter we initiated expense reduction initiatives aimed at aligning the cost structure with our revenue forecast and driving positive Adjusted EBITDA. The combined annualized impact of these expense reductions made since January is over $4.5 million.

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We recently announced the release of iAPPS 5.3, which included new Page Builder functionality, API enhancements that improve site performance, and a best-in-class couponing engine that empowers non-technical users to execute dynamic eCommerce campaigns.

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We recently announced iAPPS Content Manager was named a 2015 CODiE Award finalist for Best Content Management System globally and iAPPS Commerce was named a 2015 CODiE Award finalist for Best eCommerce System globally. These Awards are the premier Awards in the software and information industries by the SIIA and have been recognizing product excellence for 30 years.

Conference Call Information

Bridgeline Digital will host a conference call to discuss second quarter results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical micro sites, websites, intranets, and web stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(2,073)	$(2,314)	$(4,183)	$(3,091)
Amortization of intangible assets	154	216	306	341
Stock-based compensation	73	125	162	167
Non-GAAP adjusted net loss	$(1,846)	$(1,973)	$(3,715)	$(2,583)

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted loss per diluted share:
GAAP net loss per share	$(0.49)	$(0.65)	$(0.98)	$(0.86)
Amortization of intangible assets	0.04	0.06	0.07	0.09
Stock-based compensation	0.02	0.04	0.05	0.05
Non-GAAP adjusted net loss	$(0.43)	$(0.55)	$(0.86)	$(0.72)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(2,073)	$(2,314)	$(4,183)	$(3,091)
Provision for income tax	28	35	63	56
Interest expense, net	203	167	366	334
Amortization of intangible assets	154	216	306	341
Depreciation	277	325	556	647
EBITDA	(1,411)	(1,571)	(2,892)	(1,713)
Other amortization	164	152	310	272
Stock-based compensation	73	125	162	167
Adjusted EBITDA	$(1,174)	$(1,294)	$(2,420)	$(1,274)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.49)	$(0.65)	$(0.98)	$(0.86)
Provision for income tax	0.01	-	0.01	0.01
Interest expense, net	0.05	0.05	0.09	0.09
Amortization of intangible assets	0.04	0.05	0.07	0.09
Depreciation	0.06	0.09	0.13	0.18
Other amortization	0.04	0.05	0.07	0.08
Stock-based compensation	0.02	0.05	0.05	0.05
Adjusted EBITDA	$(0.27)	$(0.36)	$(0.56)	$(0.36)

(1) GAAP Net loss per share has been split adjusted for all periods presented.

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Revenue:
Digital engagement services	$3,057	$3,610	$6,271	$8,159
Subscription and perpetual licenses	1,359	1,307	$2,755	$2,884
Managed service hosting	371	385	773	772
Total revenue	4,787	5,302	9,799	11,815

Cost of revenue:
Digital engagement services	2,513	2,669	5,076	5,172
Subscription and perpetual licenses	463	452	893	849
Managed service hosting	74	68	148	152
Total cost of revenue	3,050	3,189	6,117	6,173
Gross profit	1,737	2,113	3,682	5,642

Operating expenses:
Sales and marketing	1,534	1,928	3,344	4,038
General and administrative	1,136	1,167	2,129	2,198
Research and development	467	579	1,069	1,102
Depreciation and amortization	442	551	894	1,005
Total operating expenses	3,579	4,225	7,436	8,343
Loss from operations	(1,842)	(2,112)	(3,754)	(2,701)
Interest expense, net	(203)	(167)	(366)	(334)
Loss before income taxes	(2,045)	(2,279)	(4,120)	(3,035)
Provision for income taxes	28	35	63	56
Net loss	$(2,073)	$(2,314)	$(4,183)	$(3,091)
Dividends on convertible preferred stock	(30)	-	(51)	-
Net loss applicable to common shareholders	$(2,103)	$(2,314)	$(4,234)	$(3,091)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.49)	$(0.65)	$(0.98)	$(0.86)
Number of weighted average shares outstanding:
Basic and diluted	4,271,508	3,558,922	4,307,265	3,578,885

(1) Net loss per share and the weighted average shares outstanding have been split adjusted for all periods presented.

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

ASSETS
	March 31,	September 30,
	2015	2014
Current Assets:
Cash and cash equivalents	$1,126	$1,256
Accounts receivable and unbilled revenues, net	3,989	3,342
Prepaid expenses and other current assets	765	747
Total current assets	5,880	5,345
Equipment and improvements, net	2,005	2,175
Intangible assets, net	1,276	1,582
Goodwill	23,141	23,141
Other assets	1,050	1,317
Total assets	$33,352	$33,560

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,507	$1,126
Accrued liabilities	936	957
Accrued earnouts, current	464	487
Debt, current	759	985
Capital lease obligations, current	428	364
Deferred revenue	2,914	1,990
Total current liabilities	7,008	5,909
Accrued earnouts, net of current portion	226	381
Debt, net of current portion	7,048	5,935
Capital lease obligations, net of current portion	115	247
Other long term liabilities	1,222	1,155
Total liabilities	15,619	13,627

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 40,427 and 0, issued and outstanding, respectively (liquidation preference $2,051)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,441,381 and 4,388,583 shares issued and outstanding, respectively	22	22
Additional paid-in-capital	49,829	47,773
Accumulated deficit	(31,763)	(27,529)
Accumulated other comprehensive loss	(355)	(333)
Total stockholders' equity	17,733	19,933
Total liabilities and stockholders' equity	$33,352	$33,560

(1) Preferred and common shares issued and outstanding have been split adjusted for all periods presented.